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                                                                    EXHIBIT 23.1

                        Consent of KPMG Peat Marwick LLP
                        --------------------------------


The Board of Directors of Bradley Real Estate, Inc.:

We consent to the use of our report dated April 9, 1998 related to the statement of revenues and certain expenses of Redford Plaza for the year ended December 31, 1997, our report dated May 7, 1998 related to the statement of revenues and certain expenses of Courtyard Shopping Center for the year ended December 31, 1997, our report dated May 7, 1998 related to the combined statement of revenues and certain expenses of Camelot Shopping Center and Plainview Village for the year ended December 31, 1997, our report dated May 29, 1998 related to the statement of revenues and certain expenses of Salem Consumer Square for the year ended December 31, 1997, our report dated May 29, 1998 related to the statement of revenues and certain expenses of Holiday Manor Shopping Center for the year ended December 31, 1997, and our report dated June 1, 1998 related to the statement of revenues and certain expenses of Ellisville Square for the year ended December 31, 1997, incorporated by reference in the registration statements (Nos. 333-42357, 333-28167, 33-87084, 33-62200 and 33-64811) on Form
S-3 of Bradley Real Estate, Inc., the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc., the registration statement (No. 333-57123) on Form S-4 of Bradley Real Estate, Inc. and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership.



Chicago, Illinois                        /s/ KPMG Peat Marwick LLP
June 24, 1998